EXHIBIT 24.1

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints James C. O’Shea and Chris Farrell, or either of them, his attorney-in-fact, with the power of substitution, for them in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and as of January 30, 2002.

Signature	Title

/s/ James C. O’Shea James C. O’Shea	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

/s/ John P. Gandolfo John P. Gandolfo	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Sandra Panem Sandra Panem	Director

/s/ Grace K. Fey Grace K. Fey	Director

/s/ Edward L. Flynn Edward L. Flynn	Director

/s/ William A. Gouveia William A. Gouveia	Director

/s/ Eric T. Herfindal Eric T. Herfindal	Director